                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        NORTH PITTSBURGH SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

-------------------------------------------------------------------------------
      IT WILL ASSIST MATERIALLY IN THE PREPARATION FOR THE ANNUAL MEETING
                IF SHAREHOLDERS RETURN THEIR PROXIES PROMPTLY.
-------------------------------------------------------------------------------


                        NORTH PITTSBURGH SYSTEMS, INC.

                              4008 GIBSONIA ROAD
                       GIBSONIA, PENNSYLVANIA 15044-9311
                          TELEPHONE NO. 724-443-9600
                                 ------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 1999
                                 ------------

  The Annual Meeting of Shareholders of North Pittsburgh Systems, Inc. will be held on Friday, May 21, 1999 at 2:00 p.m., Eastern Daylight Saving Time, at the Sheraton Inn Pittsburgh North (Warrendale), 910 Sheraton Drive, Mars, Pennsylvania, for the purpose of considering and acting upon the following matters, as described in the accompanying Proxy Statement:

  1. To elect Directors.

  2. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on April 13, 1999 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting.

  You are cordially invited to attend the meeting. If you are unable to do so, please sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope. No postage is required if mailed in the United States.

                                     By Order of the Board of Directors
                                     N. William Barthlow
                                     Secretary

Dated: Gibsonia, PA
       April 23, 1999

                        NORTH PITTSBURGH SYSTEMS, INC.
                              4008 Gibsonia Road
                       Gibsonia, Pennsylvania 15044-9311
                          Telephone No. 724-443-9600

                                 ------------

                                PROXY STATEMENT
                 FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                 MAY 21, 1999

                                 ------------

                                    GENERAL

  This Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of North Pittsburgh Systems, Inc. (North Pittsburgh or Company) of Proxies to be used at the Annual Meeting of Shareholders of the Company and any adjournments thereof, to be held at the Sheraton Inn Pittsburgh North (Warrendale), 910 Sheraton Drive, Mars, Pennsylvania, on May 21, 1999 at 2:00 p.m., Eastern Daylight Saving Time for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors has fixed the close of business on April 13, 1999 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.

  It is anticipated that this Proxy Statement and accompanying proxy card (Proxy) will be mailed to Shareholders for the first time on or about April 23, 1999. Shares represented by a valid Proxy received in time for voting will be voted in accordance with the Shareholder's instructions. If no such instructions are specified, the Proxy will be voted FOR each of the nominees for election as a Director. Proxies and notices of revocation should be mailed or delivered to the Company's transfer agent, Norwest Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873, for receipt by Norwest Bank Minnesota, N.A. no later than two (2) business days prior to the 1999 Annual Meeting of Shareholders, or should be deposited with the Chairman or the Secretary of the Company immediately prior to the commencement of the 1999 Annual Meeting.

  The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, the Company, if necessary, may use its officers and its regular employees, who will receive no compensation in addition to regular salary or pay, to solicit proxies from Shareholders, either personally, by telephone, facsimile, telegraph or letters. Arrangements will be made by the Company with brokers and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record, and the Company will reimburse these persons for reasonable out-of-pocket expenses incurred.

                                 VOTING RIGHTS

  Only Shareholders of record at the close of business on April 13, 1999 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At that date, the Company had outstanding and entitled to vote 15,005,000 shares of Common Stock. Holders of Common Stock are entitled to one vote for each share held in respect to the election of Directors. Proxies will be received and tabulated by Norwest Bank Minnesota, N.A., Shareowner Services, with the results thereof reported to the three (3) Judges of Election appointed by the Company's Board of Directors under the authority of the Bylaws of the Company and the Pennsylvania Business Corporation Law. Election as a Director requires a favorable vote of the majority of the total shares represented at the meeting. The total shares represented includes abstentions, withheld votes and broker non-votes.

                                STOCK OWNERSHIP

  As of March 12, 1999, Armstrong Utilities, Inc. (Armstrong), a Pennsylvania corporation, the principal business of which is cable television and all of the stock of which is owned by Armstrong Holdings, Inc., a

Delaware corporation, held of record 935,740 shares or 6.24% of the Company's 15,005,000 shares of outstanding Common Stock. As of that date, no other entity or individual held of record more than 5% of such stock. A Schedule 13D and amendments thereto have been filed with the Securities and Exchange Commission on the joint behalf of (i) Armstrong, (ii) Armstrong Holdings, Inc. (holder of 297,996 shares), (iii) the Sedwick Foundation (holder of 34,638 shares), (iv) the Jud L. Sedwick Family Trust No. 2 (holder of 400 shares) and
(v) Director Jay L. Sedwick and his spouse, Jay L. Sedwick's son, his brother-in-law and his spouse, an unrelated officer of Armstrong and Armstrong Holdings, Inc., and his spouse and certain other persons, both individually and in respect of certain of their capacities as officers of Armstrong and Armstrong Holdings, Inc. The aggregate beneficial ownership at March 12, 1999 of those filing the Schedule 13D, or subject to the reporting requirements thereof, was 1,316,756 shares or 8.78% of the Company's outstanding Common Stock. Each of such persons disclaimed any membership in any "group" as such term is defined in Rule 13d-5 under the Securities Exchange Act of 1934 and the reporting persons have indicated that the stock has been acquired for investment.

  The following table sets forth information with respect to all persons known to the Company who could be beneficial owners of more than 5% of the Company's voting securities as of March 12, 1999 including those persons who by virtue of their relationship to Armstrong and Armstrong Holdings, Inc. might be deemed to be beneficial owners of the North Pittsburgh stock held by those corporations:

                                    Table I

                       Beneficial Owners of More Than 5%
                       of Outstanding Voting Securities

                            (2)                        (3)                (4)
     (1)             Owner's Name and           Amount and Nature       Percent
Title of Class       Business Address             of Ownership          of Class
--------------   -------------------------      -----------------       --------
Common Stock     Armstrong Utilities, Inc.     935,740   Direct           6.24%
                 One Armstrong Place
                 Butler, PA 16001
Common Stock     Jay L. Sedwick                  6,000   Direct           0.04%
                 One Armstrong Place         1,286,536   Indirect (1)     8.57%
                 Butler, PA 16001
Common Stock     William C. Stewart              3,100   Direct           0.02%
                 One Armstrong Place         1,273,374   Indirect (2)     8.49%
                 Butler, PA 16001
Common Stock     Kirby J. Campbell              10,600   Direct           0.07%
                 One Armstrong Place         1,268,774   Indirect (3)     8.46%
                 Butler, PA 16001
Common Stock     Dru A. Sedwick                  1,250   Direct           .008%
                 One Armstrong Place         1,233,736   Indirect (4)     8.22%
                 Butler, PA 16001

--------
(1) Jay L. Sedwick, a Director of the Company, is Chairman of the Board and Director of Armstrong and of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 935,740 and 297,996 shares respectively held by such corporations, the 34,638 shares held by the Sedwick Foundation, of which Jay L. Sedwick is a Co-Trustee, the 400 shares held by the Jud L. Sedwick Family Trust No. 2, of which Jay L. Sedwick is a Co-Trustee, and the 17,762 shares held by Citrus Enterprises, L.P., a Delaware limited partnership which handles diversified investments, of which Jay L. Sedwick is a partner, his indirect beneficial ownership would total 1,286,536 shares.

(2) William C. Stewart, brother-in-law of Jay L. Sedwick, is a Director and Chief Executive Officer of Armstrong and a Director and Secretary of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 935,740 and 297,996 shares respectively held by such corporations, the 5,000 shares held individually by his wife and the 34,638 shares held by the Sedwick Foundation, of which William C. Stewart is a Co-Trustee, his indirect beneficial ownership would total 1,273,374 shares.

(3) Kirby J. Campbell is a Director, Executive Vice President and Treasurer of Armstrong and a Director, Chief Executive Officer and Treasurer of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 935,740 and 297,996 shares respectively held by such corporations, the 34,638 shares held by the Sedwick Foundation, of which Kirby J. Campbell is a Co-Trustee, and the 400 shares held by the Jud L. Sedwick Family Trust No. 2, of which Kirby J. Campbell is a Co-Trustee, his indirect beneficial ownership would total 1,268,774 shares.

(4) Dru A. Sedwick, son of Jay L. Sedwick, is a Director, Executive Vice President and Secretary of Armstrong and a Director and President of Armstrong Holdings, Inc. If he were deemed the beneficial owner of the 935,740 and 297,996 shares respectively held by such corporations, his indirect beneficial ownership would total 1,233,736 shares.

  The following table sets forth information with respect to the beneficial ownership as of March 12, 1999 of individual Directors, Nominees and of all Directors, Nominees and Officers as a Group:

                                   Table II

                       Security Ownership of Management

                                (2)                            (3)             (4)
     (1)                      Name of                   Amount and Nature    Percent
Title of Class            Beneficial Owner              of Ownership (1)     of Class
--------------            ----------------              -----------------    --------
Common
 Stock          Harry R. Brown                          19,878 Direct (2)     0.13%
                                                        19,416 Indirect (3)   0.13%
Common
 Stock          Charles E. Cole                         52,028 Direct (4)     0.35%
                                                        21,972 Indirect (5)   0.15%
Common
 Stock          Allen P. Kimble                          1,129 Direct (6)     .008%
Common
 Stock          Stephen G. Kraskin                       1,000 Direct         .007%
Common
 Stock          David E. Nelsen                          2,500 Direct (7)      .02%
Common
 Stock          Jay L. Sedwick                           6,000 Direct         0.04%
                                                     1,286,536 Indirect (8)   8.57%
Common
 Stock          Charles E. Thomas, Jr.                  23,710 Direct (9)     0.16%
                                                        21,000 Indirect (10)  0.14%
Common
 Stock          All Directors, Nominees and Officers   121,855 Direct         0.81%
                as a Group (14 Persons)              1,352,974 Indirect (11)  9.02%

--------
 (1) Included in the shares set forth in the table above are (a) shares beneficially owned by the Director/Nominee, his wife, minor children, and relatives living in his house, and, includable in such table under rules of the Securities and Exchange Commission and (b) shares which are deemed to be beneficially owned because the Director/Nominee has voting power or power of disposition with respect to the shares. Share amounts are reported as of March 12, 1999 and percentages of share ownership are calculated based upon 15,005,000 shares of Common Stock outstanding as of that date.

 (2) Of the 19,878 shares directly owned by Harry R. Brown, 1,354 shares are held jointly with his wife.

 (3) The 19,416 shares indirectly owned by Harry R. Brown are held individually by his wife.

 (4) Of the 52,028 shares directly owned by Charles E. Cole, 32,272 shares are held jointly with his wife.

 (5) The 21,972 shares indirectly owned by Charles E. Cole are held individually by his wife.

 (6) The 1,129 shares directly owned by Allen P. Kimble are held jointly with his wife.

 (7) The 2,500 shares directly owned by David E. Nelsen are held jointly with his wife.

 (8) For information with respect to the 1,286,536 shares indirectly owned by Jay L. Sedwick, please refer to Note 1 to Table I above.

 (9) Of the 23,710 shares directly owned by Charles E. Thomas, Jr., 11,800 shares are held jointly with his wife.

(10) The 21,000 shares indirectly owned by Charles E. Thomas, Jr., are held by him under the PA Uniform Transfers to Minors Act as custodian for five children.

(11) The 1,352,974 shares indirectly owned by all Directors, Nominees and Officers as a Group include the 1,286,536 shares indirectly owned by Jay
     L. Sedwick and described in Note 1 to Table I above.

  No Director, Nominee, officer or "group" as defined in Rule 13d-5 under the Securities Exchange Act of 1934 is a beneficial owner of more than 5% of the Company's Common Stock by virtue of any voting trust or similar arrangement.

                MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                             ELECTION OF DIRECTORS

  The Bylaws provide that North Pittsburgh shall be managed by a Board of Directors of not less than seven (7) nor more than nine (9) members and that the number of Directors to be elected shall be determined by the Board of Directors prior to the Annual Meeting at which such Directors are to be elected. The Board of Directors has established the number of Directors at seven (7) for the coming year.

  The persons named in the following table will be nominated for election as Directors of North Pittsburgh to serve until the 2000 Annual Meeting of Shareholders and until their successors are elected. Harry R. Brown, Dr. Charles E. Cole, Allen P. Kimble, Jay L. Sedwick and Charles E. Thomas, Jr. are present Directors of North Pittsburgh and were elected at the 1998 Annual Meeting of Shareholders. Stephen G. Kraskin and David E. Nelsen are new nominees. The number of shares of Common Stock represented by proxy at the 1998 Annual Meeting of Shareholders held May 15, 1998 was 13,279,011 or 88.5% of the 15,005,000 outstanding shares of such stock on that date.

  It is the intention of the proxies to vote for the election of seven (7) Directors and unless authority to vote for any or all individual nominees is withheld, it is the intention of the proxies to vote for the election of the nominees listed in the following table. If any of the following nominees should become unavailable as a candidate for any reason, which is not anticipated, the Board of Directors in its discretion may designate a substitute nominee, in which event votes will be cast for such substitute nominee pursuant to the accompanying Proxy.

  The information in the table which follows includes as to each such nominee, the nominee's age, the year in which service commenced as a Director of North Pittsburgh, the nominee's current positions and offices held with North Pittsburgh, the nominee's business experience during the past five years and certain other information. Individual shareholdings of each nominee may be found above in Table II, Security Ownership of Management.

                      NOMINEES FOR ELECTION AS DIRECTORS
                        AND INFORMATION CONCERNING THEM

Biographical Summaries of Nominees/1/

  Unless otherwise specified, "North Pittsburgh" as used below means North Pittsburgh Systems, Inc. since May 31, 1985 and North Pittsburgh Telephone Company, its predecessor, before that date. Positions and experience related only to North Pittsburgh Telephone Company, the Company's principal subsidiary, are also presented.

HARRY R. BROWN                          Director of North Pittsburgh since 1989

President of North Pittsburgh Systems, Inc. and President and General Manager of North Pittsburgh Telephone Company

  Mr. Brown, 62, has been President of North Pittsburgh Systems, Inc. and President and General Manager of North Pittsburgh Telephone Company since January 30, 1998. He was Vice President of North Pittsburgh Systems, Inc. from 1992 to January 30, 1998. Mr. Brown also held the following North Pittsburgh positions: Vice President--Operations from 1987 to January 30, 1998, Assistant Vice President--Operations from 1986 to 1987, Network Engineering Manager from 1984 to 1986 and Equipment Supervisor from 1975 to 1984.

DR. CHARLES E. COLE                     Director of North Pittsburgh since 1968

Retired Physician

  Dr. Cole, 68, is a retired physician who previously practiced with the Cole-Lechmanick division of Genesis Medical Associates in the Town of McCandless, PA.

ALLEN P. KIMBLE             Director of North Pittsburgh since January 30, 1998

Vice President and Treasurer of North Pittsburgh Systems, Inc. and North Pittsburgh Telephone Company

  Mr. Kimble, 52, has been Vice President since 1989 and Treasurer since 1985 of North Pittsburgh Systems, Inc. and Vice President since 1989 and Treasurer since 1979 of North Pittsburgh Telephone Company. Mr. Kimble also held the following North Pittsburgh positions: Secretary from 1993 to January 30, 1998, Assistant Vice President from 1987 to 1993, Assistant Secretary from 1979 to 1993, Assistant Secretary-Treasurer from 1977 to 1979 and Assistant to Vice President--Finance from 1976 to 1977.

STEPHEN G. KRASKIN                                                  New Nominee

Partner of Kraskin, Lesse & Cosson, LLP

  Mr. Kraskin, 48, is an attorney and managing partner in the legal and consulting firm of Kraskin, Lessee & Cosson, LLP, which he founded in 1992. Mr. Kraskin's professional practice is concentrated in the provision of legal, regulatory and business planning services to a wide variety of telecommunications companies. Prior to

--------
/1/Unless otherwise indicated, a nominee has had the same principal occupation for the past five years. Only directorships in companies with a class of equity securities registered pursuant to the Securities Exchange Act of 1934, or otherwise subject to its periodic reporting requirements, are listed. No corporation or organization listed herein is a parent, subsidiary or other affiliate of North Pittsburgh Systems, Inc. or its subsidiaries. There are no arrangements or understandings among any director, nominee, North Pittsburgh Systems, Inc. or its subsidiaries or any other person pursuant to which a director or nominee was or is to be selected.

entering private practice, he was General Counsel to a telecommunications consulting firm, and served as Deputy General Counsel of the National Association of Regulatory Utility Commissioners. Mr. Kraskin holds a BA Degree from Emory University and a JD Degree from American University.

DAVID E. NELSEN                                                     New Nominee

Chief Executive Officer of CoManage Corporation

  Since July, 1998, Mr. Nelsen, 38, has been Chief Executive Officer of CoManage Corporation, a telecom network management software company. Previously, from 1996-1998, he was Senior Director at FORE Systems, a local high technology manufacturing company, with responsibility for product management and marketing of FORE's service provider products, business planning and strategy. Prior thereto, he served as FORE's Director of Marketing from 1994 to 1996 with responsibility for video and telco product management and marketing. Before joining FORE, Mr. Nelsen held a variety of positions during almost 12 years at AT&T, including ATM Service Product Manager at AT&T Business Communication Services (1991-1994) and Private Packet Network Services Technical Manager at AT&T Bell Laboratories (1982-1991). Mr. Nelsen holds a BS Degree in Systems Engineering from the University of Arizona and an MS Degree in Operations Research from Stanford University.

JAY L. SEDWICK                          Director of North Pittsburgh since 1980

Chairman of the Board and Director of Armstrong Utilities, Inc.

  Mr. Sedwick, 64, is Chairman of the Board and Director in a number of companies comprising the Armstrong Group of Companies (engaged in the business of telephony, cable television, home security and real estate in several states). He has been the Chairman of Armstrong Utilities, Inc. in Butler, PA since 1993 and was President and Chief Executive Officer of the same company from 1988 to 1997. Mr. Sedwick also served in various officer capacities for Armstrong Utilities, Inc. from 1963 to 1988.

CHARLES E. THOMAS, JR.                  Director of North Pittsburgh since 1993

Chairman of Board of Directors of North Pittsburgh

  Mr. Thomas, Jr., 56, has been Chairman of the Board of Directors of North Pittsburgh since May 15, 1998. Mr. Thomas, has also been a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, PA, since the formation of this firm in 1991, concentrating in public utility, securities regulation and corporate law. Previous thereto, he was a partner in the law firm of Thomas & Thomas from 1977 to 1990. Thomas, Thomas, Armstrong & Niesen is retained as general counsel for North Pittsburgh and was paid a total of $197,525 in fees during 1998.

Committees and Meetings of the Board

  The Board of Directors held twelve meetings during 1998. Prior to the dissolution of the Executive Committee on May 15, 1998, Charles E. Thomas, Sr., Chairman of the Committee, Charles E. Cole, Frank D. Reese and Harry R. Brown served, without additional compensation, as an Executive Committee of North Pittsburgh Systems, Inc. and subsidiaries with full power of the Board of Directors when the Board was not in session and action was considered necessary and in the best interests of each company. One Executive Committee meeting was held in 1998. Jay L. Sedwick, Chairman of the Committee, Charles
E. Cole, Richard R. Kauffman, Charles E. Thomas, Jr. and Barton B. Williams served, without additional compensation, as a Compensation Committee and, in respect to compensation for 1998, held six meetings (see Compensation Committee Report on Executive Compensation). Charles E. Thomas, Jr., Chairman of the Committee, Richard R. Kauffman, Jay L. Sedwick, Barton B. Williams and Allen P. Kimble served, without additional compensation, as a standing Audit Committee. No Audit Committee meetings were held in 1998. The Company did not have a standing nominating committee during 1998, but rather acted as a committee of the whole with respect to this function. A Nominating Committee was formed in 1999 with Jay L. Sedwick, Chairman of the Committee, Harry R. Brown, Charles
E. Cole and Charles E. Thomas, Jr., serving without additional compensation.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  Executive Compensation Table. The Executive Compensation Table below shows the total compensation of Harry R. Brown, Allen P. Kimble and N. William Barthlow, the only Executive Officers whose compensation exceeded $100,000 during 1998.

                        Executive Compensation Table(1)

                                                     (c)
                                                    Annual                    (i)
            (a)                   (b)            Compensation              All Other
Name and Principal Position       Year              Salary              Compensation(2)
---------------------------       ----           ------------           ---------------
Harry R. Brown*                   1998             $160,038                 $ 5,373
                                  1997              130,125                  16,521
                                  1996              119,500                  15,932

Allen P. Kimble**                 1998             $137,993                 $ 4,614
                                  1997              115,150                   4,061
                                  1996              105,200                   3,682

N. William Barthlow***            1998             $124,585                 $ 4,360
                                  1997              105,100                   3,735
                                  1996               96,400                   3,374

--------
  * President since January 30, 1998 and Vice President from 1992 to 1998 of North Pittsburgh Systems, Inc.; President and General Manager since January 30, 1998 and Vice President--Operations from 1987 to 1998 of North Pittsburgh Telephone Company. Mr. Brown was also a Director of both companies in all three years.

 ** Vice President since 1989, Treasurer since 1985 and a Director since
    January 30, 1998 of both companies.

*** Vice President since 1994, Secretary since January 30, 1998 and Assistant
    Secretary from 1993 to 1998 of North Pittsburgh Systems, Inc.; Vice President--Marketing and Revenues since 1994, Secretary since January 30, 1998 and Assistant Secretary from 1993 to 1998 of North Pittsburgh Telephone Company.

Notes to Executive Compensation Table:

(1) The Executive Compensation Table reflects salary and Company contributions to a defined contribution plan. The Table also reflects Director fees paid to Harry R. Brown in 1997 and 1996. Beginning in 1998, inside Directors received no additional compensation for serving on the Board of Directors. No other forms of compensation such as Bonus, Restricted Stock Awards, Stock Appreciation Rights, Options or Long Term Incentive Payments were in effect during 1998. In addition, during 1998, no one participated in the Deferred Compensation Plan.

(2) In 1998, annual contributions were made to the North Pittsburgh Telephone Company Employees' Savings and Retirement Plan (401-K) for the benefit of Messrs. Brown, Kimble and Barthlow.

  Compensation Committee Report on Executive Compensation. A meeting of the Compensation Committee, consisting of Chairman Jay L. Sedwick and Directors, Charles E. Cole, Richard R. Kauffman, Charles E. Thomas, Jr. and Barton B. Williams, met on November 25, 1997 for the purpose of considering executive compensation for Calendar Year 1998. Prior to the meeting, an information/recommendations packet had been furnished to all members of the Committee containing information regarding 1996 and 1997 salary levels for all officers and department heads, an explanation of the management group salary structure which had been used over the past eight years based upon the Hay Group method, summaries of the day-to-day responsibilities of various officers, North Pittsburgh's organizational charts, compensation levels for certain other telecommunications companies based upon 1994, 1995 and 1996 data in Proxy Statements filed with the Securities and Exchange Commission (SEC) during 1997 and then President and General Manager Gerald A. Gorman's recommended officer salary levels for 1998. In connection with the compensation levels of other telecommunications companies, the Committee considered the operational comparability of these companies with North Pittsburgh and the comparability of their compensation packages with North Pittsburgh.

  The Committee also conducted an in depth analysis of North Pittsburgh's existing salary structure and the matter of paying separate director's fees to full time salaried officers. It was the consensus of the Committee that the more common practice of including directors' service within the salary structure itself would be more appropriate and that separate directors' fees should no longer be paid to officers who serve on the Board.

  In addition, North Pittsburgh's past practice of increasing officers' salaries on a percentage basis was considered at length. In view of the problem of percentage increases failing to truly reflect changing responsibilities and performances, it was concluded that this practice was no longer appropriate, but rather that dollar increases based upon merit would be more appropriate especially in closing disproportionate salary levels and reflecting changes in responsibilities. The possible employment of a compensation consultant and the use of consultants by other companies was likewise discussed as were the pros and cons of establishing targets and/or goals as a basis for salary increases or bonuses.

  In preparing its recommendation of salaries for each individual officer, the Committee considered each officer's past performance, any new responsibilities, the relationship of his present salary with that of other officers and other members of the management group and the roll-in of directors' fees for officers serving on the Board. A salary recommendation for each officer was then adopted by the Committee and subsequently considered and approved by the Board of Directors, including a recommendation to consider the employment of a compensation consultant.

  Six meetings of the Compensation Committee were held during 1998. The first was on February 3, 1998 for the purpose of considering whether any salary adjustments were appropriate for executive officers, Harry R. Brown, Allen P. Kimble and N. William Barthlow, who were promoted at the January 30, 1998 meeting of the Company's Board of Directors. The present salaries for each officer, his duties prior to promotion and the expanded duties his new position would require were reviewed along with his employment history with the Company and its subsidiaries. The matter of officers serving on the Board of Directors was likewise discussed and it remained the consensus of the Committee that any officer serving on the Board should not receive additional compensation as a Director. Accordingly, it was felt that the salary adjustment for Mr. Kimble should be based upon his expanded responsibilities as an officer, not his election to the Board. Also considered were the relationship of each officer's present salary with that of other officers and other members of the management group. A recommendation was then adopted to increase the salaries of Harry R. Brown, Allen P. Kimble and N. William Barthlow and approved by the entire Board at its February 27, 1998 meeting.

  A second 1998 meeting of the Compensation Committee was held on February 25, 1998 at which action was taken to recommend the employment of Peter R. Johnson & Company (Johnson) to conduct an executive compensation study and to make recommendations to the Committee. The Johnson Report was considered at meetings of the Compensation Committee held on August 10 and August 25, 1998. Also considered at the meetings were various fringes and executive perks and the possibility of implementing a formal executive bonus plan or possibly a deferred compensation plan. However, it was the consensus at both meetings that salaries should remain at their existing levels pending further action by the Committee and the full Board of Directors.

  The fifth and sixth meetings of the Compensation Committee for 1998 were held on November 10 and December 15, 1998 at which executive salaries were again reviewed in the context of the expanded duties and performance of each officer and action taken to increase executive salaries for 1998 by $5,000 each.

Compensation Committee:

Jay L. Sedwick--Chairman
Charles E. Cole
Richard R. Kauffman
Charles E. Thomas, Jr.
Barton B. Williams

  The following Performance Graph provides Shareholders with a comparison of the total return experienced by the Company in relation to the broad equity market indexes shown thereon.

                             [GRAPH APPEARS HERE]

  The above Performance Graph provides an indicator of cumulative total shareholder returns over a five-year period for the Company (North Pittsburgh Systems, Inc. (NPSI)) as compared with the National Association of Security Dealers Automated Quotation System (NASDAQ) Composite Index and the Standard and Poor's (S&P) Telephone Index. "Total shareholder returns" assumes the reinvestment of dividends. The Graph also assumes that $100 was invested on December 31, 1993 in NPSI, the S&P Telephone Index and the NASDAQ Index. For example, NPSI's base of $100 at the beginning of the period, on a total return basis, is calculated to be approximately $100 at the end of the five-year period.

  Retirement Benefits Table. The following table illustrates estimated annual benefits (average annual earnings multiplied by a benefit factor of 1.45% multiplied by years of service) payable to Participants at their respective retirement dates under the Company's Retirement Plan.

                           Retirement Benefits Table

Average Annual Earnings Used                   Years of Service
   as Basis for Computing         -----------------------------------------------------------
    Retirement Benefits             10              20              30              40
    -------------------           -------         -------         -------         -------
          $100,000                $14,500         $29,000         $43,500         $58,000
           110,000                 15,950          31,900          47,850          63,800
           120,000                 17,400          34,800          52,200          69,600
           130,000                 18,850          37,700          56,550          75,400
           140,000                 20,300          40,600          60,900          81,200
           150,000                 21,750          43,500          65,250          87,000
           160,000                 23,200          46,400          69,600          92,800

--------
Notes to Retirement Benefits Table:

(1) The compensation amounts paid to Mr. Brown, Mr. Kimble and Mr. Barthlow for 1998 of $160,038, $137,993 and $124,585, respectively, as shown in the Annual Compensation Salary column of the Executive Compensation Table, are covered under the Company's Retirement Plan. Mr. Brown, Mr. Kimble and Mr. Barthlow as of December 31, 1998 had accumulated 38.28, 22.65 and 21.44 years of credited service, respectively, under the Retirement Plan.

(2) Benefits listed in the Table are not subject to any deductions for Social Security or other offset amounts.

(3) The Company's Retirement Plan (Retirement Plan) provides retirement benefits to all full-time employees, age 21 and over, generally based on average basic monthly compensation, excluding overtime earnings or other amounts earned, during the highest sixty (60) months of employment. The amount of contribution or accrual applicable to an individual in respect to this defined benefit plan cannot be calculated readily. However, the aggregate cash contribution required for the Retirement Plan year ended October 31, 1998 was equal to 6.3% of the total covered remuneration of all Participants in the Retirement Plan.

  Directors' Compensation. During 1998, Directors of the Company, excluding those holding offices with the Company, received $1,000 per month through May and $1,200 per month thereafter as compensation for all services as a Director. Charles E. Thomas, Sr., until his retirement on May 15, 1998, received $24,542 for his services as both a Director and Chairman of the Board. Charles E. Thomas, Jr., received $1,000 per month through May as a Director and $2,400 per month thereafter for his services as both a Director and Chairman of the Board. No further compensation was paid to Directors for special or committee assignments.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Under the Company's Bylaws, the Board of Directors has the authority to appoint a firm of accountants to conduct an annual examination of the financial status, property and affairs of the Company. In accordance with such authority, KPMG LLP, which has audited the financial statements of the Company annually since 1952, has been appointed by the Board of Directors to provide audit and tax services for the year ending December 31, 1999. As a consequence, no recommendations will be made at the 1999 Annual Meeting in respect to accountants and this matter will not be submitted for a vote at the meeting.

  A representative of KPMG LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement, if he/she so desires, and will be available to respond to appropriate questions by Shareholders.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals intended for presentation at the 2000 Annual Meeting must be received at the office of the Secretary, North Pittsburgh Systems, Inc., 4008 Gibsonia Road, Gibsonia, PA 15044-9311 not later than December 27, 1999 in order to be eligible to be included in the Company's Proxy Statement for that meeting. It is recommended that Shareholder proposals be sent to the Company by Certified Mail, Return-Receipt Requested.

                                 OTHER MATTERS

  The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Meeting. However, if any other business shall properly come before the meeting, votes may be cast pursuant to the proxies solicited hereby in respect to such other business in accordance with the best judgment of the person or persons acting under the proxies.

  Accompanying this Proxy solicitation material is a copy of the Company's Annual Report for the year 1998, which includes the following audited financial statements: Consolidated Balance Sheets as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, Consolidated Statements of Earnings, Consolidated Statements of Shareholders' Equity and Comprehensive Income and Consolidated Statements of Cash Flows. The Annual Report is submitted for the general information of the Company's Shareholders and is not intended to induce, or for use in connection with, any sale or purchase of securities of the Company, nor should it be regarded as Proxy soliciting material or as a communication by means of which any solicitation is made.

                                     By Order of the Board of Directors
                                     N. William Barthlow
                                     Secretary


Dated: April 23, 1999

                                    Logo of
                        [North Pittsburgh Systems Inc.]







--------------------------------------------------------------------------------




      Logo of
[North Pittsburgh]        4008 Gibsonia Road, Gibsonia, PA 15044-9311      proxy


This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 21, 1999.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Item 1.

By signing the proxy, you revoke all prior proxies and appoint Harry R. Brown, Allen P. Kimble, and Charles E. Cole, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.



                     See reverse for voting instructions.

                                 VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to North Pittsburgh Systems, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.







                          \/  Please detach here  \/


             The Board of Directors Recommends a Vote FOR Item 1.

1. Election of directors:  01 Harry R. Brown      05 David E. Nelsen
                           02 Charles E. Cole     06 Jay L. Sedwick
                           03 Allen P. Kimble     07 Charles E. Thomas, Jr.
                           04 Stephen G. Kraskin


[ ]  Vote FOR        [ ]  Vote WITHHELD
     all nominees         from all nominees

-------------------------------------------

-------------------------------------------
(Instructions: To withhold authority to vote for any indicated nominees, write the number(s) of the nominee(s) in the box provided to the right.)


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES IN ITEM 1.
                        ---

Address Change? Mark Box [ ]
Indicate changes below:



Date
     ----------------------------------

-------------------------------------------

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Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.